OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Agreement") is entered into as of January 24, 2000, by and between USANi Sub LLC, a Delaware limited liability company (the "Grantee"), and Styleclick.com Inc., a California corporation (the "Grantor").

         (a) The Grantee and the Grantor are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"),which provides for, among other things, the merger of Grantor (the "Merger") with a wholly owned subsidiary of a newly formed Delaware corporation ("Newco") and the concurrent contribution (the "Contribution") by Grantee to Newco of all of the outstanding limited liability interests of Internet Shopping Network LLC, a Delaware limited liability company (the Merger and the Contribution, along with the other transactions contemplated by the Merger Agreement are referred to herein as the "Transactions").

         (b) As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase up to 1,533,281 shares of Common Stock, no par value, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof.

         (c) In order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

         2. The Option; Exercise; Adjustments; Payment of Spread.

                  (a) Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 1,533,281 (such number subject to adjustment as provided herein) shares of Common Stock (the "Shares") at a cash purchase price equal to $17.50 per share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 3(d) hereof, and prior to the termination of the Option in accordance with the terms of this Agreement.

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                  (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date for the closing of such purchases not later than 10 Business Days and not earlier than three Business Days following the date such notice is given; provided such period shall be extended as may be necessary to meet any regulatory requirements, including expiration or termination of any applicable waiting periods under the HSR Act. In the event of any change in the Common Stock issued and outstanding by reason of a distribution, reclassification stock dividend, split-up (including a reverse stock split), combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that the Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Grantee would have received upon exercise of the Option if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the first sentence of this Section 2(b)), the number of shares of Common Stock then remaining subject to the Option shall be adjusted so that, after such issuance of additional shares, such number of shares then remaining subject to the Option, together with any shares theretofore issued pursuant to the Option, equals 19.9% of the number of shares of Common Stock then issued and outstanding. Notwithstanding anything in this Agreement, the number of Shares subject to this Option shall never exceed 19.9% of the outstanding shares of Common Stock of the Grantor.

         3. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

                  (a) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect;

                  (b) any applicable waiting periods under the HSR Act shall have expired or been terminated;

                  (c) any other consent, approval, order, notification or authorization, the failure of which to obtain or make would make the issuance of the Shares illegal, shall have been obtained or made and be in full force and effect; and

                  (d) (i) any person (other than Grantee or any of its subsidiaries and other than any shareholder of Grantee that currently owns in excess of 15% of the outstanding Common Stock) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange

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Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Common Stock aggregating 15% or more of the then outstanding Common Stock, (ii) any person shall have commenced or publicly announced its intention to commence a tender offer for 15% or more of the outstanding Common Stock or shall have publicly announced its intention to effect an Alternative Transaction, (iii) the Merger Agreement is terminated pursuant to Section 7.1(e) or 7.1(f), or (iv) the Merger Agreement is terminated pursuant to Section 7.1(d) and at such time an Alternative Transaction was publicly announced prior to such termination or an Alternative Transaction is consummated, or a definitive agreement with respect thereto is executed by the Company or any of its affiliates following such termination and on or prior to the 12 month anniversary of such termination

         4. The Closing.

                  (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice, at 9:30 a.m., local time, at the offices of the Company, if the conditions set forth in Section 3(a), (b) or (c) have not then been satisfied, on the second Business Day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price. Any payment made by the Grantee to the Grantor shall be made by wire transfer to a bank designated by the party receiving such funds.

                  (b) The certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act.

         5. Representations and Warranties of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid, binding and enforceable obligation of the Grantor; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option and paid for by Grantee as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) the execution and delivery of this Agreement by the Grantor and, except as otherwise required by the HSR Act and for such filings as are required by NASDAQ and under

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any applicable federal security laws and regulations, the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of Grantor's Articles of Incorporation or By- laws, or any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, decree or restriction by which the Grantor or any of its Subsidiaries or any of their respective properties or assets is bound; (e) no "fair price," "moratorium," "control share acquisition," "interested shareholder" or other form of antitakeover statute or regulation, or similar provision contained in the Articles of Incorporation or By-laws of Grantor, is or shall be applicable to any of the transactions contemplated by this Agreement, and the Board of Directors of Grantor has taken all action to approve the transactions contemplated hereby to the extent necessary to avoid any such application (including the Board of Directors of Grantor having determined that the purchase price under Sections 8 and 9 hereof will not violate any rights of any holder of the Company's Equity Securities or require any shareholder vote or any other consent or waiver by any holders of the Company's Equity Securities, in each case that have not been waived or obtained).

         6. Representations And Warranties of the Grantee. The Grantee represents and warrants to the Grantor that (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and constitutes a valid and binding obligation of Grantee; and (b) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act or the NASDAQ rules.

         7. Listing of Shares; Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the National Association of Securities Dealers ("NASD"), when the Option becomes exercisable hereunder, the Grantor will promptly file an application to list the Shares on the NASDAQ and will use all reasonable best efforts to obtain approval of such listing and to effect all necessary filings by the Grantor under the HSR Act; provided, however, that if the Grantor is unable to effect such listing on the NASDAQ by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its reasonable best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated.

         8. Registration Rights.

                  (a) In the event that the Grantee shall desire to sell any of the Shares within three years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 90 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or material transaction involving the Grantor or interfere with any previously planned securities offering by the Grantor.

                  (b) If the Common Stock is registered pursuant to the provisions of this Section 8, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus, as amended or supplemented, as may reasonably be requested. The Grantor shall bear the cost of the registration, including all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless (x) Grantee, its affiliates and its officers and directors and each person who controls Grantee within the meaning of the Securities Act or Exchange Act and (y) each underwriter and each person who controls any underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the "Underwriters") ((x) and (y) being referred to as "Indemnified Parties") against any losses, claims, damages, liabilities or expenses, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement or prospectus filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Grantor will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Grantor by the Indemnified Parties expressly for use or incorporation by reference therein.

                  (c) The Grantee and the Underwriters shall indemnify and hold harmless the Grantor, its affiliates and its officers and directors and each person who controls Grantor within the meaning of the Securities Act or Exchange Act against any losses, claims, damages, liabilities or expenses to which the Grantor, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee or the Underwriters, as applicable, specifically for use or incorporation by reference therein.

         9. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

         10. Specific Performance. The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

         11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

         If to the Grantee:

                  USANi Sub LLC
                  Carnegie Hall Tower
                  152 West 57th Street, 42nd Floor
                  New York, NY 10019

         with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention: Robert B. Schumer
                  Facsimile: (212) 757-3990

         If to the Grantor:

                  The Company
                  3861 Sepulveda Blvd.
                  Culver City, CA 90230
                  Attention: Maurizio Vecchione
                  Facsimile: (310) 751-2122

                  with a copy to:

                  Coudert Brothers
                  950 17th St., 18th Fl.
                  Denver, CO 80202
                  Attention: John A. St. Clair
                  Facsimile: (303) 607-1080

         12. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

         13. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents contemplated thereby, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

         14. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations.

         15. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

         18. Termination of Option. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time and (ii) the 12 month anniversary of Merger Termination Date; provided that, if the Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 3(a), (b) or (c) hereof have not yet been satisfied, the termination date set forth in clause (ii) shall be extended until 30 days after such impediment to exercise or delivery has been removed. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

         19. Profit Limitation.

                  (a) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $5,545,809 and, if it otherwise would exceed such amount, the Grantee shall repay such excess amount to Grantor in cash (or the purchase price for purposes of Section 8, shall be reduced) so that Grantee's Total Profit shall not exceed $5,545,809 after taking into account the foregoing actions.

                  (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the date of the Stock Exercise Notice, result in a Notional Total Profit (as defined below) of more than $5,545,809 and, if exercise of the Option otherwise would exceed such amount, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $5,545,809; provided, that nothing in this sentence shall restrict any exercise of the

Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 2(a) hereof.

                  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount of the cash Termination Fee received by Grantee pursuant to Section 8.3(b) of the Merger Agreement and Section 2(c) hereof, less (y) any repayment of such cash to Grantor, (ii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into or for which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

                  (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares acquired upon exercise of the Option and held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         20. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.
  STYLECLICK.COM INC.



                                  USANi Sub LLC


                                  By: /s/ Dara Khosrowshahi
                                  -------------------------
                                  Name:  Dara Khosrowshahi
                                  Title: Vice President



                                  By: /s/ Maurizio Vecchione
                                  --------------------------
                                  Name:  Maurizio Vecchione
                                  Title: President and Co-CEO